UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2025
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CISCO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39940 (Commission File Number)	77-0059951 (IRS Employer Identification No.)
170 West Tasman Drive, San Jose, California		95134-1706
(Address of principal executive offices)		(Zip Code)
(408) 526-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment and Restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan

At the Annual Meeting of Stockholders (the “Meeting”) of Cisco Systems, Inc. (“Cisco”) held on December 16, 2025, Cisco’s stockholders approved the amendment and restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan (as amended and restated, the “Amended Stock Plan”). The Amended Stock Plan was approved by Cisco’s Board of Directors (the “Board”) on October 16, 2025, subject to the approval of Cisco’s stockholders, and became effective with such stockholder approval on December 16, 2025.

As a result of such stockholder approval, the Amended Stock Plan was amended and modified to increase the number of shares authorized for issuance thereunder by 57,490,000 shares. The Amended Stock Plan will terminate on the date of the 2030 Annual Meeting, unless re-adopted or extended by the stockholders prior to or on such date. Except for this increase, the terms of the Amended Stock Plan remain unchanged.

A more complete description of the terms of the Amended Stock Plan and the amendments and modifications thereto can be found in “Compensation Committee Matters — Proposal No. 2 — Approval of the Amendment and Restatement of the 2005 Stock Incentive Plan” (pages 28 through 37) in Cisco’s definitive proxy statement, dated October 28, 2025, and filed with the Securities and Exchange Commission on October 28, 2025 (the “Proxy Statement”), which description is incorporated by reference herein. The foregoing descriptions and the description incorporated by reference from the Proxy Statement are qualified in their entirety by reference to the Amended Stock Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Meeting, Cisco’s stockholders voted on the following five proposals and cast their votes as follows:

Proposal 1: To elect nine members of the Board:

Nominee	For	Against	Abstained	Broker Non-Votes
Michael D. Capellas	2,664,285,240	230,015,669	4,601,262	426,487,003
Mark Garrett	2,823,986,851	70,328,089	4,587,231	426,487,003
John D. Harris II	2,873,216,583	20,988,282	4,697,306	426,487,003
Dr. Kristina M. Johnson	2,808,353,781	86,251,768	4,296,622	426,487,003
Sarah Rae Murphy	2,886,367,216	8,158,091	4,376,864	426,487,003
Charles H. Robbins	2,621,419,435	262,324,202	15,158,534	426,487,003
Daniel H. Schulman	2,588,199,109	268,494,195	42,208,867	426,487,003
Marianna Tessel	2,873,756,933	20,772,294	4,372,944	426,487,003
Kevin Weil	2,884,574,714	9,760,828	4,566,629	426,487,003

Proposal 2: To approve the amendment and restatement of the Cisco Systems, Inc. 2005 Stock Incentive Plan:

For	Against	Abstained	Broker Non-Votes
2,789,720,218	93,830,240	15,351,713	426,487,003

Proposal 3: To approve, on an advisory basis, executive compensation:

For	Against	Abstained	Broker Non-Votes
2,550,271,585	314,628,035	34,002,551	426,487,003

Proposal 4: To ratify the appointment of PricewaterhouseCoopers LLP as Cisco’s independent registered public accounting firm for the fiscal year ending July 25, 2026:

For	Against	Abstained	Broker Non-Votes
3,034,788,553	285,499,501	5,101,120	0

Proposal 5: A stockholder proposal to request the Board to conduct an evaluation and issue a report assessing how Cisco's inclusion programs provide positive financial value to stockholders:

For	Against	Abstained	Broker Non-Votes
30,473,075	2,826,591,726	41,837,370	426,487,003

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document
10.1	Cisco Systems, Inc. 2005 Stock Incentive Plan (including related form agreements)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: December 17, 2025	By:	/s/ Jay Higdon
	Name:	Jay Higdon
	Title:	Assistant Secretary